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                                    EXHIBIT 1
                                    ---------

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this Statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of Identix Incorporated is filed jointly, on behalf of each of them.

Dated:   August 11, 1999

                                ASCOM HOLDING AG

                                By:  /s/ Markus Zimmermann
                                    -----------------------------------
                                      Name:  Markus Zimmermann
                                      Title: First Vice President

                                 ASCOM USA INC.

                                 By: /s/           Norbert Weissberg
                                    -----------------------------------
                                       Name:       Norbert Weissberg
                                       Title:      President



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